                                                                   Exhibit 3.23b


                                     BYLAWS

                                       OF

                         QUALITY BUSINESS SYSTEMS, INC.

                       Adopted effective September 1, 1997

                                TABLE OF CONTENTS
                                -----------------

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                                                                            ----

                                    ARTICLE I
                                     OFFICES

Section    1      Principal Office.............................................1
           2      Registered Office/Agent......................................1

                                   ARTICLE II
                                  SHAREHOLDERS

Section    1      Annual Meeting.............................................. 1
           2      Special Meetings.............................................1
           3      Place of Meeting.............................................1
           4      Notice of Meetings ..........................................2
           5      Waiver of Notice ............................................2
           6      Record Date .................................................2
           7      Quorum ......................................................2
           8      Proxies .....................................................3
           9      Voting Record ...............................................3
          10      Voting of Shares ............................................3
          11      Attendance by Conference Telephone ..........................3
          12      Voting of Shares by Certain Holders .........................3
          13      Informal Action by Shareholders .............................4
          14      Facsimiles ..................................................4

                                   ARTICLE III
                               BOARD OF DIRECTORS

Section    1      General Powers ..............................................4
           2      Number, Tenure and Qualifications ...........................4
           3      Attendance by Conference Telephone ..........................4
           4      Regular Meetings ............................................4
           5      Special Meetings ............................................5
           6      Notice ......................................................5
           7      Quorum ......................................................5
           8      Manner of Acting ............................................5
           9      Action without Meeting ......................................5
          10      Vacancies ...................................................5
          11      Compensation ................................................6
          12      Presumption of Assent .......................................6
          13      Committees ..................................................6
          14      Facsimiles ..................................................6

                                   ARTICLE IV
                                    OFFICERS

Section    1      Number ......................................................6
           2      Election and Term of Office .................................7
           3      Removal .....................................................7


           4      Vacancies ..................................................7
           5      Chairman of the Board ......................................7
           6      President ..................................................7
           7      Vice President .............................................7
           8      Secretary ..................................................7
           9      Treasurer ..................................................7
          10      Other Officers and Agents ..................................8
          11      Salaries ...................................................8
          12      Facsimiles .................................................8

                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section    1      Contracts ...................................................8
           2      Loans .......................................................8
           3      Checks, Drafts or other
                  Evidences of Indebtedness ...................................8
           4      Deposits ....................................................8

                                   ARTICLE VI
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section    1      Issuance of Shares ..........................................8
           2      Certificates for Shares .....................................9
           3      Transfer of Shares ..........................................9
           4      Restrictions on Transfer ....................................9

                                   ARTICLE VII
                                BOOKS AND RECORDS

Section    1      Books of Accounts, Minutes and
                  Share Register .............................................10
           2      Copies of Resolutions ......................................10

                                  ARTICLE VIII

CORPORATE YEAR ...............................................................10

                                   ARTICLE IX
                                   AMENDMENTS

Section    1      By the Shareholders ........................................10
           2      By the Board of Directors ..................................10
           3      Conformity to State Law ....................................11

                                     BYLAWS

                                       OF

                         QUALITY BUSINESS SYSTEMS, INC.

                                    ARTICLE I

                                     OFFICES

      Section 1. Principal Office. The principal office of the Corporation is the office within or outside of the state of Washington where the principal executive offices of the Corporation are located, or such other place as the Board of Directors may designate. The Corporation may have such other offices, either within or without the state of Washington, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

      Section 2. Registered Office/Agent. The Corporation shall continuously maintain within the state of Washington a Registered Agent and a Registered Office as required by the Business Corporation Act of the state of Washington. The Registered Agent for the Corporation may be changed from time to time by the Board of Directors. To be effective, notice of any change in the registered agent or registered office must be filed with the office of the Secretary of State of the state of Washington.

                                   ARTICLE II

                                  SHAREHOLDERS

      Section 1. Annual Meeting. The annual meeting of the Shareholders shall be held during the month of December at such date and time as shall be specified by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held at the annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as is convenient.

      Section 2. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by a majority of the Board of Directors, and shall be called by the president at the written request of the holders of not less than one-tenth (1/10) of all outstanding shares of the Corporation entitled to vote at the meeting. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for the meeting.

      Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the state of Washington, as the place for any annual meeting, or for any special meeting called by the Board of Directors. Special meetings called at the request of shareholders shall be held at such place as may be determined by the Board of Directors and designated in the notice of such meetings. If no designation is made, the place of meeting shall be the principal office of the Corporation in the state of Washington.

      Section 4. Notice of Meetings. Written notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be given no fewer than ten (10) days nor more than sixty (60) days before the date of the meeting by or at the direction of the president or the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation other than in the usual or regular course of business, or the dissolution of Corporation shall be given to all shareholders, whether or not entitled to vote, no fewer than twenty (20) days nor more than sixty (60) days before the meeting date. Notice may be transmitted by mail, private carrier or personal delivery; telegraph or teletype; or telephone, equipment which transmits a facsimile of the notice. If mailed, such notice shall be deemed to be effective when mailed with postage thereon prepaid, addressed to the shareholder at his or her address as it appears in the Corporation's current record of shareholders. If a proposed corporate action creating dissenters' rights under RCW 23B.13.020 (as such statute now exists or may hereafter be amended) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of RCW 23B.13 (as such statute now exists or may hereafter be amended).

      Section 5. Waiver of Notice. Notice of the time, place and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any shareholder by his or her attendance at the meeting in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

      Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

      Section 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice to a different date, time, and/or place. At such adjourned meeting if a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, unless a new record date is or must be set for the adjourned meeting.

      Section 8. Proxies. At all meetings of Shareholders, a shareholder may vote in person, or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

      Section 9. Voting Record. After fixing a record date for a shareholders' meeting, the Corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, shareholder's agent, or a shareholder's attorney may inspect the shareholder's list, beginning ten days prior to the shareholders' meeting and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours and at the shareholder's expense. The shareholders' list shall be kept open for inspection during such meeting or any adjournment.

      Section 10. Voting of Shares. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to vote at a meeting of Shareholders. If a quorum exists, action on a matter, other than election of directors, is approved by a voting group of shareholders if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.

      Section 11. Attendance by Conference Telephone. A meeting may be held by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such a meeting.

      Section 12. Voting of Shares by Certain Holders. Subject to the limitations contained in RCW 23B.07.210(2), shares standing in the name of another Corporation may be voted by such officer, agent, or proxy as the Bylaws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such Corporation may determine.

      Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Section 13. Informal Action by Shareholders. Any action required to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action to be taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. If action by unanimous consent of voting shareholders is proposed for amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation other than in the usual or regular course of business, or the dissolution of Corporation, the corporation must give nonvoting shareholders written notice, as provided in these Bylaws, at least ten (10) days before the action is taken: If corporate action creating dissenters' rights under RCW 23B.13.020 (as such statute now exists or may hereafter be amended) is taken without a vote of the shareholders, the Corporation, within ten days after the effective date of such corporate action, shall notify, in writing, all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220 (as such statute now exists or may hereafter be amended).

      Section 14. Facsimiles. When the signature of a shareholder on a corporate document is delivered by equipment which transmits a facsimile of the document, that signature shall be deemed to be an original signature. In addition, an original signature on a facsimile copy of a corporate document shall be deemed an original.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, subject to any limitation set forth in the Corporation's Articles of Incorporation.

      Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be three (3) until that number is changed in accordance with these Bylaws. If the minutes of any shareholder meeting should indicate that a larger or lesser number has been elected, then this Bylaw shall be considered to have been automatically amended to conform to the number set forth in the minutes, provided that no decrease shall shorten the term of any incumbent director. Unless a director dies, resigns, or is removed, he or she shall hold office until the next annual meeting of the Shareholders and until his or her successor shall have been elected and qualified. Directors need not be residents of the state of Washington or Shareholders of the Corporation.

      Section 3. Attendance by Conference Telephone. A meeting of the Board of Directors may be held by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such a meeting.

      Section 4. Regular Meetings. A regular annual meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after or combined with, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the state of Washington, for the holding of additional regular meetings, without other notice than such resolution.

      Section 5. Special Meetings. Special meetings of the Board of Directors may be called at the request of the president or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of Washington, as the place for holding any special meeting of the Board of Directors called by them.

      Section 6. Notice. Notice of the time and place of each special meeting of directors shall be given by the secretary, or the persons calling the meeting, either in writing or orally. Oral notice may be communicated in person or by telephone, and shall be deemed effective if personally given to the director at least forty-eight (48) hours in advance of the time of the meeting:

      Written notice delivered by private carrier, personal delivery, telegraph, teletype, or telephone, equipment which transmits a facsimile of the notice, must be delivered at least forty-eight (48) hours in advance of the time of the meeting.

      If mailed, written notice shall be deemed effective when mailed, if mailed with first-class postage prepaid addressed to a director at his or her address shown on the records of the Corporation at least five (5) days before the meeting.

      Any director may waive notice of any meeting in writing. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, and no writing shall be required, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 7. Quorum. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but, if less than such a majority is present at a meeting, a majority of the Directors present may adjourn the meeting to a different date, time, or place without further notice.

      Section 8. Manner of Acting. Unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation, the Washington Business Corporation Act, or any Shareholders Agreement, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 9. Action without Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent, in writing, setting forth the action to be taken, shall be signed by all of the Directors.

      Section 10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of

Directors for a term of office continuing only until the next election of Directors by the Shareholders.

      Section 11. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors, or a combination of the foregoing. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting and' his or her dissent shall be entered in the minutes of the meeting, or unless he or she shall deliver his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or to the Corporation within a reasonable time after adjournment of the meeting. Such right to dissent shall not apply to any director who votes in favor of the action taken.

      Section 13. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which must have two or more members and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to: authorize and approve a distribution except according to a general formula or method prescribed by the Board of Directors; approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders; fill vacancies on the Board of Directors or on any of its committees; amend any Articles of Incorporation not requiring shareholder approval; adopt, amend or repeal Bylaws; approve a plan of merger not requiring shareholder approval; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

      Section 14. Facsimiles. When the original signature of a director on a corporate document is delivered by equipment which transmits a facsimile of the document, that signature shall be deemed to be an original signature. In addition, an original signature on a facsimile copy of a corporate document shall be deemed an original.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. Number. The officers of the Corporation shall be a president, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers, including one or more vice presidents (the number thereof to be determined by the Board of Directors), as may be deemed necessary may be elected or appointed by the Board of Directors, and shall have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any two or more offices may be held by the same person.

      Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor shall have been duly elected and qualified.

      Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

      Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the Board of Directors for the unexpired portion of the term.

      Section 5. Chairman of the Board. If elected, the Chairman of the Board of Directors shall perform such duties as he or she shall accept from the Board of Directors from time to time and shall preside over meetings of the Board of Directors and shareholders unless another officer is appointed or designated by the Board of Directors as Chairman of such meeting.

      Section 6. President. The president shall be the chief executive officer of the Corporation and, unless some other officer is so designated by the Board of Directors, shall preside over meetings of the Board of Directors and, subject to the control of the Board of Directors, shall supervise and control all of the assets, business and affairs of the Corporation.

      Section 7. Vice President. The vice president shall perform all duties incumbent upon the president during the absence or disability of the president, with all the powers of and subject to all the restrictions upon the president, and shall perform such other duties as the Bylaws may provide or the Board of Directors may prescribe. Any vice president may sign with the secretary or any assistant secretary certificates for shares of the Corporation.

      Section 8. Secretary. The secretary shall: (1) keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required; (4) keep a register of the post office address of each shareholder as furnished to the secretary by such shareholder; (5) sign certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (6) have general charge of the stock transfer books of the Corporation; and (7) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

      Section 9. Treasurer. The treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He or she shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation. He or she shall immediately deposit all funds of the Corporation coming into the treasurer's hands in a bank or other depository to be designated by the Board of Directors, and shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

      Section 10. Other Officers and Agents. The Board of Directors may from time to time appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms, and shall exercise such powers and perform such duties as shall be determined by the Board of Directors.

      Section 11. Salaries. The salaries of all officers and agents of the Corporation and all other forms of compensation and benefits to such officers and agents shall be fixed and determined by the Board of Directors.

      Section 12. Facsimiles. When the original signature of an officer on a corporate document is delivered by equipment which transmits a facsimile of the document, that signature shall be deemed to be an original signature. In addition, an original signature on a facsimile copy of a corporate document shall be deemed an original.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

      Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, or execute and deliver any instrument, in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      Section 2. Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      Section 3. Checks, Drafts or other Evidences of Indebtedness. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation, and in such manner, as shall from time to time be determined by resolution of the Board of Directors.

      Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

      Section 1. Issuance of Shares. No shares of the Corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. Such authorization shall also include the value of non-cash consideration, and a statement that the Board of Directors has determined that such consideration is adequate.

      Section 2. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act. Such certificates shall be signed by any two officers of the Corporation, and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be a facsimile if the certificate is countersigned by a transfer agent or by registered employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new Certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that, in the case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      The share certificates issued by the Corporation may contain such restrictive legend(s) as shall be deemed by the Shareholders and Board of Directors pertinent to the sale, issuance, transfer, or other disposition of the shares of the Corporation.

      Section 3. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof, or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney authorized by power of attorney, duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. Until the Corporation is notified of a change in ownership of shares and the provisions hereof regarding transfer are complied with, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

      Any transfer of shares is also subject to restrictions of record of the Corporation.

      Section 4. Restrictions on Transfer. All certificates representing shares of the Corporation which have not been registered with federal and appropriate state securities agencies shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, substantially as follows:

            THESE SECURITIES ARE NOT REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS AND MAY NOT BE OFFERED, OR SOLD, PLEDGED (EXCEPT A PLEDGE PURSUANT TO THE TERMS OF WHICH ANY OFFER OR SALE UPON FORECLOSURE WOULD BE MADE IN A MANNER THAT WOULD NOT VIOLATE THE REGISTRATION PROVISIONS OF FEDERAL OR STATE SECURITIES LAWS) OR OTHERWISE DISTRIBUTED FOR VALUE, NOR MAY THESE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, UNLESS NO VIOLATION OF THESE REGISTRATION PROVISIONS WOULD RESULT FROM ANY SUCH ACTIONS.

      Shares shall also bear the following legend if they are subject to a Shareholders Agreement:

            THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS TO SALE, TRANSFER OR ENCUMBRANCE.

                                   ARTICLE VII

                                BOOKS AND RECORDS

      Section 1. Books of Accounts. Minutes and Share Register. The Corporation shall keep, as permanent records, minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three years; its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; all written communications to shareholders generally within the past three years; a list of the names and business addresses of its current Directors and officers; and its most recent annual report delivered to the Secretary of the state of Washington.

      Section 2. Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the president or secretary.

                                  ARTICLE VIII

                                 CORPORATE YEAR

      The fiscal year of the Corporation shall be determined by the Board of Directors.

                                   ARTICLE IX

                                   AMENDMENTS

      Section 1. By the Shareholders. These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

      Section 2. By the Board of Directors. These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted by the Board of Directors, at any regular or special meeting of the Board of Directors.

      Section 3. Conformity to State Law. No amendments or changes may be made to these Bylaws which would conflict with the provisions of the Washington Business Corporation Act. In the event of any conflict between these Bylaws (or any amendments to these Bylaws) and the Washington Business Corporation Act then in existence, the Washington Business Corporation Act shall control.

      Dated effective September 1, 1997.

                                              Quality Business Systems, Inc.

                                              By /s/ Gary Stevens
                                              ------------------------------
                                              Gary Stevens
                                              Its President

            Amendment to By Laws dated November 11, 1997

            WHEREAS, the Corporation is the owner, directly or indirectly, of all of the outstanding capital stock of each of Copy Service and Supply, Inc., a North Carolina corporation, Office Furniture Concepts, Inc., a North Carolina corporation, Felco Office Systems, Inc., a Texas corporation, American Photocopy Equipment Company of Pittsburgh, Inc., a Delaware corporation, Berney, Inc., an Alabama corporation, Southern Copy Systems, Inc., an Alabama corporation, Conway Office Products, Inc., a New Hampshire corporation, Business Equipment Unlimited, Inc., a Maine corporation, Cameron Office Products, Inc., a Massachusetts corporation, Electronic Systems, Inc., a Virginia corporation, Southern Business Communications, Inc., a Georgia corporation, Quality Business Systems, Inc., a Washington corporation, and Duplicating Specialties, Inc., an Oregon corporation; and

            WHEREAS, the Board of Directors of the Corporation hereby deem it to be in the best interests of the Corporation that the Corporation, as the sole stockholder or the parent of the sole stockholder of each of the Subsidiaries, hereby amends each of the Subsidiaries' bylaws in order to provide more efficient and modern means for conducting the business of meetings for such Subsidiaries' stockholders and boards of directors; NOW, THEREFORE, BE IT

            RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any authorized person may call a meeting of the Board of Directors of such company upon 24 hours written notice (which notice may be given by facsimile transmission);

            FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any meeting of the Board of Directors of such company may be held in person or by telephone;

            FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any action of the stockholders of the Corporation may be taken by unanimous written consent except as otherwise required by law to be held at a meeting of the stockholders of such company; and

            FURTHER RESOLVED, that the Corporation hereby ratifies all actions previously taken by the officers of the Corporation in connection with the amendments to its Subsidiaries' Bylaws to comply with all the requirements and conditions in connection therewith, and all other actions taken incidental thereto.

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